                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement  [ ]Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement      (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         CAPITAL PACIFIC HOLDINGS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)


                             STEVEN O. SPELMAN, JR.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] Fee not required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 13, 2000

     The Annual Meeting of Stockholders (the "Meeting") of Capital Pacific Holdings, Inc. (the "Company") will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on July 13, 2000 at 9:00 a.m. (Pacific Daylight Savings Time) for the following purposes:

     1. To elect directors whose terms expire at the Meeting; and

     2. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on June 9, 2000, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company's stock transfer books will remain open.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          /s/ STEVEN O. SPELMAN, JR.
                                          STEVEN O. SPELMAN, JR.
                                          Corporate Secretary

June 13, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 13, 2000

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Pacific Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on July 13, 2000, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein, if no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under "ELECTION OF DIRECTORS." Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

     The Board of Directors has established June 9, 2000, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 13,769,111 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), with each share being entitled to one vote.

     The Company intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about June 13, 2000. Copies of the Company's 2000 Annual Report will be mailed to the Company's stockholders along with this Proxy Statement.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

     The Company's Board of Directors is comprised of five directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, five persons will be elected to serve as directors.

     Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. Four of the nominees are currently directors of the Company. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, in his best judgment, for such other person as he may select in place of such nominee.

     The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee's ownership of Common Stock appears under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

                                     DIRECTOR
            NAME              AGE     SINCE                   INFORMATION ABOUT NOMINEES
            ----              ---    --------                 --------------------------
Hadi Makarechian............  52       1992      Mr. Makarechian has been Chairman of the Board of
                                                 the Company since August, 1992 and served as Chief
                                                 Executive Officer of the Company from March, 1993
                                                 until May, 1996 and since January 1998. Mr.
                                                 Makarechian has also served as President of the
                                                 Company since January 1999. Mr. Makarechian was the
                                                 founder and chairman of Capital Pacific Homes Inc.,
                                                 a real estate development firm located in Newport
                                                 Beach, California, until it was merged into the
                                                 Company in 1994.
Karlheinz M. Kaiser.........  41       1993      Mr. Kaiser is a principal with Christinger Partner
                                                 AG, a printing company in Switzerland. From August
                                                 of 1992 through December 1994 Mr. Kaiser was a
                                                 management consultant with Friedli & Partner, a
                                                 management consulting firm in Switzerland.
Allan L. Acree..............  57       1992      Mr. Acree holds the position of Senior Mortgage
                                                 Officer with Manulife Financial in Washington, D.C.
                                                 Manulife Financial Corporation is the holding
                                                 company for the Manufacturers Life Insurance Company
                                                 and its Subsidiaries. Prior to joining Manulife in
                                                 July, 1999, Mr. Acree was a principal in A.L. Acree
                                                 & Associates, a real estate consulting firm based in
                                                 Rockville, Maryland.
William A. Funk.............  59       1994      Effective March 1, 1999, Mr. Funk assumed the
                                                 position of Senior Vice President, Commercial
                                                 Development at the Company. Prior to that, Mr. Funk
                                                 was Senior Vice President with Holmes & Narver, an
                                                 international engineering, design and construction
                                                 company based in Orange, California. Until June
                                                 1997, Mr. Funk was a principal and the Vice
                                                 President and Manager of The Austin Company, an
                                                 international design and construction firm based in
                                                 Cleveland, Ohio.
Paul P. Makarechian.........  26         --      Mr. Makarechian has been Senior Vice President,
                                                 Commercial Division of the Company since April,
                                                 1999. He joined the Company in January 1997. Prior
                                                 to joining the Company, Mr. Makarechian was an
                                                 analyst at the New York investment banking firm of
                                                 McFarland, Dewey & Company. Mr. Makarechian has an
                                                 extensive background in finance and is a graduate of
                                                 the University of California with a degree in
                                                 Business/Economics with a concentration in finance
                                                 and accounting. Mr. Makarechian is the son of Hadi
                                                 Makarechian, the Chairman of the Board and Chief
                                                 Executive Officer of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTORS' COMPENSATION

     Each member of the Board of Directors of the Company who is not also an officer of the Company is compensated at a rate of $10,000 per year, plus $1,500 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held four meetings during the fiscal year ended February 29, 2000.

     The Board of Directors has a standing Executive Committee whose current members are Hadi Makarechian and William A. Funk. Messrs. Makarechian and Funk are not compensated for serving on the Executive Committee.

     The Board of Directors has a standing Audit Committee whose current members are Allan L. Acree and Karlheinz M. Kaiser. Messrs. Acree and Kaiser each receive $5,000 per year for participating on the Audit

Committee. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee held three meetings during the fiscal year ended February 29, 2000.

     The Board of Directors has a standing Compensation Committee whose current members are Allan L. Acree and Karlheinz M. Kaiser. Messrs. Acree and Kaiser each receive $2,000 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held one meeting for the fiscal year ended February 29, 2000.

     The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

     Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

                               EXECUTIVE OFFICERS

     In addition to Messrs. H. Makarechian, Funk and P. Makarechian, the Company's executive officers are as follows:

   NAME AND POSITION WITH COMPANY      AGE             INFORMATION ABOUT EXECUTIVE OFFICERS
   ------------------------------      ---             ------------------------------------
Stephen P. Couig.....................  34     Mr. Couig joined the Company in January 1997 and
  Senior Vice President,                      assumed his current position in May 1999. Prior to
  Residential Division                        joining the Company he served as Executive Vice
                                              President in charge of acquisitions for Troon Golf, a
                                              Scottsdale, AZ based golf course owner and operator.
                                              After receiving his MBA from Dartmouth College in 1993
                                              he was, until 1996, an Associate at Morgan Stanley in
                                              the Equity Capital Markets department focusing on
                                              business development opportunities.
Steven O. Spelman, Jr................  39     Mr. Spelman joined the Company in November 1997 as
  Senior Vice President,                      Vice President, Finance and assumed the Chief
  Chief Financial Officer and                 Financial Officer position in January 1998. He was
  Corporate Secretary                         named Corporate Secretary in September 1998 and
                                              promoted to Senior Vice President in April 1999. Prior
                                              to joining the Company, Mr. Spelman served with Arthur
                                              Andersen LLP for thirteen years, most recently as a
                                              Senior Audit Manager, after receiving his MBA from the
                                              University of Southern California in 1984.
Marquis L. Cummings..................  61     Prior to assuming his current position in January
  Vice President                              1998, Mr. Cummings served as Vice President, Finance,
  and Treasurer                               Chief Financial Officer and Secretary from January
                                              1997 until January 1998. In addition, effective March
                                              1999, Mr. Cummings assumed the position of President,
                                              Southern California Coastal Division. Previously, Mr.
                                              Cummings served in several executive positions for the
                                              Company and its predecessors since 1987.

     All executive officers serve at the pleasure of the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash compensation paid during the fiscal years ended February 29, 2000, February 28, 1999 and February 28, 1998 to each of the five most highly compensated executive officers of the Company in all capacities in which they served, and such other individuals as are required to be disclosed.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                     ------------
                                                                      NUMBER OF
                                             ANNUAL COMPENSATION      SECURITIES
                                   FISCAL    --------------------     UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR      SALARY      BONUS        OPTIONS       COMPENSATION(c)
   ---------------------------     ------    --------    --------    ------------    ---------------
Hadi Makarechian.................   2000     $301,875    $598,000(a)        --           $  160
  Chairman and Chief                1999      284,896     312,560(b)        --              180
  Executive Officer                 1998      270,625          --           --              204
Stephen P. Couig.................   2000      212,500     105,000       24,000              910
  Senior Vice President,            1999      175,000      67,500       15,000              180
  Residential Division              1998      155,208      42,500           --              204
Steven O. Spelman, Jr............   2000      178,750     115,000       24,000            1,931
  Senior Vice President,            1999      157,500      57,500       15,000              180
  Chief Financial Officer           1998       46,875(d)    1,250(d)        --               68(d)
  and Corporate Secretary
Paul P. Makarechian..............   2000      143,333     105,000       24,000            1,077
  Senior Vice President             1999       75,000      57,500       15,000              180
                                    1998       39,551      17,500           --              204
William A. Funk(e)...............   2000      200,000      20,000        8,000            1,327
  Senior Vice President             1999           --          --           --               --
                                    1998           --          --           --               --

---------------
(a) Bonus was earned in FY 2000 but was paid in FY 2001.

(b) Bonus was earned in FY 1999 but was paid in FY 2000.

(c) Represents premiums paid by the Company for term life insurance for the benefit of the insured and employer matching contributions to the Company's 401(k) Plan which began in October, 1999.

(d) Represents amounts paid for the period November 1997 through February 1998.

(e) Mr. Funk began employment with the Company on March 1, 1999.

STOCK OPTIONS

     Effective February 28, 1995, the Company, as approved by the stockholders of the Company in July 1995, adopted the 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan permits a committee designated by the Board of the Company to make awards to key employees and directors of the Company and its subsidiaries. Subject to various restrictions, awards could be in the form of stock options, restricted or unrestricted stock, stock appreciation rights or a combination of the above. The maximum number of shares or share equivalents that may be awarded under the 1995 Plan is 1,500,000. In February 1999, the Board of Directors approved a grant of 256,000 stock options under the Plan. The grants were effective on February 8, 1999. The stock underlying all of the option grants is the Company's Non-Voting Common Stock, par value $.10 per share. As of June 9, 2000, there is no Non-Voting Common Stock outstanding. Since there is no market for the Non-Voting Common Stock, the value of such Non-Voting Common Stock for purposes of calculating the value of the options (solely for purposes of this Proxy Statement) is assumed to be the market price of the Company's publicly traded voting common stock.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS(1)                                          VALUE AT ASSUMED
                             ---------------------------------                                   ANNUAL RATES OF
                                NUMBER OF         PERCENT OF                                       STOCK PRICE
                               SECURITIES       TOTAL OPTIONS                                    APPRECIATION FOR
                               UNDERLYING         GRANTED TO      EXERCISE OR                     OPTION TERM(3)
                             OPTIONS GRANTED      EMPLOYEES       BASE PRICE     EXPIRATION    --------------------
           NAME                    (#)          IN FISCAL YEAR      ($/SH)          DATE        5%($)       10%($)
           ----              ---------------    --------------    -----------    ----------    -------      -------
Hadi Makarechian...........          (2)              --                --             --          --           --
Stephen P. Couig...........      24,000              9.6             1.875        9/30/09      28,300       71,718
Steven O. Spelman, Jr......      24,000              9.6             1.875        9/30/09      28,300       71,718
Paul P. Makarechian........      24,000              9.6             1.875        9/30/09      28,300       71,718
William A. Funk............       8,000              3.2             1.875        9/30/09       9,433       23,906

---------------
(1) The nonqualified stock options granted by the Board are scheduled to vest at a rate of 33 1/3% per year over the first three years and to lapse after ten years unless sooner exercised or forfeited. All stock options will vest immediately in the event of either (i) a merger in which the Company does not survive or (ii) a sale of all or substantially all of the Company's assets. All stock options were granted at the closing market price of the Company's voting shares on the date of grant.

(2) Under the existing 1995 Stock Incentive Plan, Hadi Makarechian is not eligible to receive stock options.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

                         FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR END(#)(1)      AT FISCAL YEAR END($)(3)
                             SHARES ACQUIRED                    ---------------------------   ---------------------------
           NAME              ON EXERCISE(#)    VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ---------------   --------------   -----------   -------------   -----------   -------------
Hadi Makarechian...........        --               --                (2)            --            --              --
Stephen P. Couig...........        --               --             5,000         34,000           625          25,250
Steven O. Spelman, Jr......        --               --             5,000         34,000           625          25,250
Paul P. Makarechian........        --               --             5,000         34,000           625          25,250
William A. Funk............        --               --                --          8,000            --           8,000

---------------
(1) The nonqualified stock options granted by the Board are scheduled to vest at a rate of 33 1/3% per year over the first three years and to lapse after ten years unless sooner exercised or forfeited. All stock options will vest immediately in the event of either (i) a merger in which the Company does not survive or (ii) a sale of all or substantially all of the Company's assets. All stock options were granted at the closing market price of the Company's voting shares on the date of grant.

(2) Under the existing 1995 Stock Incentive Plan, Hadi Makarechian is not eligible to receive stock options.

(3) Calculated per share by subtracting the exercise price from the market price of the Company's voting shares on February 29, 2000.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     None of the executive officers is currently working under an employment contract.

COMPENSATION COMMITTEE DETERMINATION ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's general compensation policies, compensation plans, and specific compensation levels for the Company's Chief Executive Officer and any other executive officer which may in the future be specifically designated by the Board of Directors. The Compensation Committee also reviews the design, administration and effectiveness of compensation programs for other key executives. The general policy and philosophy of the Compensation Committee is to provide total compensation opportunities that are competitive with the opportunities offered to executives in similar positions at competing companies and that compensation with a strong link to the financial performance of the Company enables the Company to attract and retain the key personnel necessary to fuel continued growth and profitability.

     The Committee has examined the compensation of the executives of comparatively placed homebuilders to determine whether or not the compensation of the Company's Chief Executive Officer is within the range of his peers. In undertaking such examination, the Committee has sought publicly available information regarding homebuilders which are at a similar stage in their growth and development to that of the Company and therefore compete for the same executive personnel.

  Performance Based Compensation

     The Committee has reviewed the Company's performance in Fiscal 2000 under the direction of the Chief Executive Officer both in homebuilding and commercial and real estate development activities. Based upon the Committee's review of the compensation of chief executives of similarly placed homebuilders, and particularly in light of (i) the Company's non-homebuilding activities, (ii) the Company's increased performance, (iii) the fact that the Company's Chief Executive Officer has assumed some of the responsibility of the Company's former Chief Operating Officer, and (iv) the fact that the Company's Chief Executive Officer, unlike the chief executive officers of the majority of the peer group, receives no material non-cash compensation, it was the Committee's judgment that the existing bonus compensation structure would not be sufficient to provide total compensation commensurate with the Company's Chief Executive Officer's responsibilities. In light of contractual restrictions on increasing the basis of the Chief Executive Officer's performance based compensation required by the Company's investor, Farallon Capital Management, LLC ("Farallon"), at the time of the Fiscal 1998 equity and restructuring transaction, however, it was determined to retain his performance based compensation of four percent (4%) of the pre-tax income of the Company for fiscal year 2000.

     Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. The Code permits deduction of compensation in excess of $1 million only if it is performance based, the criteria for award are specified in detail, and stockholder approval is obtained prior to payment. The policy of the Company is to maintain the tax deductibility of all compensation paid to its executives. The annual cash bonus has been structured to meet the requirements for deductibility. While the Compensation Committee does not anticipate any payments exceeding $1 million under the compensation structure it has approved, any such payments will be contingent upon shareholder approval.

  Base Salary

     The annualized base salary of the Chief Executive Officer was $301,875 for Fiscal Year 2000. For the reasons stated above with respect to Performance Based Compensation, it was the Committee's judgment that the base salary of the Chief Executive Officer should be substantially increased. Unless and until the existing contractual restrictions on the base compensation payable to the Chief Executive Officer required by Farallon are modified or eliminated, however, the Committee has determined to recommend an increase of $15,094 to $316,969 for Fiscal Year 2001, the maximum increase permitted under such contractual restrictions.

          /s/ KARLHEINZ M. KAISER                               /s/ ALLAN L. ACREE
--------------------------------------------       --------------------------------------------
            Karlheinz M. Kaiser                                   Allan L. Acree

Dated: February 29, 2000

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total returns for Capital Pacific Holdings Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET
[PERFORMANCE GRAPH]

                                                     CAPITAL PACIFIC
                                                     HOLDINGS, INC.             PEER GROUP INDEX            AMEX MARKET INDEX
                                                     ---------------            ----------------            -----------------
1995                                                     100.00                      100.00                      100.00
1996                                                     142.86                      131.37                      121.08
1997                                                     100.00                      140.75                      129.00
1998                                                     138.10                      230.28                      153.73
1999                                                     114.29                      185.64                      150.30
2000                                                      95.24                      124.37                      209.34

---------------
(1) The above graph compares the performance of Capital Pacific Holdings, Inc. with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on March 1, 1995 in each of Capital Pacific Holdings, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth as of June 9, 2000, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, by each of the officers that are among the five most highly compensated officers of the Company, and by all directors and officers of the Company as a group.

                                                                  COMMON STOCK         PERCENT OF
                      NAME AND ADDRESS                        BENEFICIALLY OWNED(1)     CLASS(1)
                      ----------------                        ---------------------    ----------
CPH2, L.L.C. ...............................................        4,113,657             29.9%
  4100 MacArthur Boulevard, Suite 200,
  Newport Beach, California 92660
CPH3, L.L.C. ...............................................        4,640,694             33.7%
  4100 MacArthur Boulevard, Suite 200
  Newport Beach, California, 92660
Hadi Makarechian............................................        7,079,614(2)          51.4%
  4100 MacArthur Boulevard, Suite 200,
  Newport Beach, California 92660
California Housing Finance, L.P. ...........................        2,809,851(3)          20.4%
  One Maritime Plaza, Suite 1325
  San Francisco, California 94111
Dale Dowers.................................................        1,674,737(4)          12.2%
  4270 South Decatur, Suite A-7,
  Las Vegas, Nevada 89103
All Directors and Officers of the Corporation as a Group (14
  persons)..................................................        8,754,451             63.6%

---------------
(1) Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other warrants, options or rights to subscribe have been exercised by anyone else.

(2) Includes 2,438,920 shares of Common Stock held by CPH2, L.L.C., in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. and 4,640,694 shares of Common Stock held by CPH3, L.L.C. in which Mr. Makarechian may be deemed to have a beneficial interest due to his ownership in CPH3, L.L.C. Mr. Makarechian and Mr. Dowers as a group could be deemed beneficial owners of 8,754,351 shares of stock in the Corporation.

(3) The number of shares beneficially owned by California Housing Finance, L.P. is subject to adjustment based on contractual arrangements between the Company and California Housing Finance, L.P.

(4) Includes 1,674,737 shares of Common Stock held by CPH2, L.L.C., in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. Mr. Dowers and Mr. Makarechian as a group could be deemed beneficial owners of 8,754,351 shares of stock in the Corporation. Mr. Dowers is the former President and Chief Operating Officer of the Corporation.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH
                       OFFICERS, DIRECTORS AND AFFILIATES

     The Company's policy is that all transactions between the Company and its officers, directors and principal stockholders, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Company's business must be approved by a majority of independent directors who do not have a financial interest in the transaction.

     Paul Makarechian is Senior Vice President of the Commercial Division for the Company and is the son of Hadi Makarechian, the Company's Chairman and CEO.

     During fiscal 2000, the Company paid approximately $193,000 to a company which is 40% owned by Cyrus Makarechian, son of Hadi Makarechian, for services rendered in connection with website design and maintenance and the development of virtual reality home tour models.

     During fiscal 2000, Everett Pfeiff, Regional President for the Arizona, Nevada and Colorado divisions of the Company, purchased an improved lot from the Company for $65,000.

     In April, 2000, Mr. Couig, an officer of the Company, purchased a home from one of the Company's joint ventures for $1,387,000.

     During fiscal 2000, a Company controlled by Paul Makarechian, provided certain exclusive services for one of the Company's joint ventures. The service fees paid by the Company to this enterprise for the fiscal year were less than $60,000.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended February 29, 2000, and it is anticipated that Arthur Andersen LLP will be approved to serve as such for the current fiscal year.

     Representatives of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 28, 2001. The notice should be directed to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Corporate Secretary.

SOLICITATION OF PROXIES

     Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

     The Company's Annual Report for the fiscal year ended February 29, 2000 is being delivered to shareholders together with this Proxy Statement. Copies of the annual report on Form 10-K for the fiscal year ended February 29, 2000 as filed with the Securities and Exchange Commission (except for the Exhibits thereto) may be obtained, free of charge, upon written request by any stockholder delivered to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Steven O. Spelman, Jr., Senior Vice President, Chief Financial Officer and Corporate Secretary. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

     THE COMPANY'S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than the election of directors to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ STEVEN O. SPELMAN, JR.
                                          STEVEN O. SPELMAN, JR.
                                          Corporate Secretary

Dated: June 13, 2000

PROXY

                         CAPITAL PACIFIC HOLDINGS, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 13, 2000.


        The undersigned hereby appoints Marquis L. Cummings and Steven O. Spelman, Jr., or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Capital Pacific Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 13, 2000, and at all adjournments thereof, as follows:


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                     SEE REVERSE
                                                                         SIDE

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


                                         FOR               WITHHOLD
1. Election of Directors        all nominees listed        AUTHORITY
                                (except as marked to        for all
                                the contrary below)     nominees listed

                                         [ ]                  [ ]

NOMINEES: Hadi Makarechain, Allan L. Acree, Karlheinz M. Kaiser,
          William A. Funk, Paul P. Makarechian

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


___________________________________________________________________________
If no preference is indicated, this proxy will be voted "FOR" the nominees.


2. In accordance with their best judgment upon such others matters as may properly come before the Meeting.



SIGNATURE(S) ___________________________________ DATED ___________________, 2000

IMPORTANT: Please sign this Proxy exactly as your name or names appear hereon.
           If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles. BE SURE TO DATE THIS PROXY